Exhibit h(xi) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K
                              AMENDMENT NO. 1 TO
                        PARTICIPATION AGREEMENT AMONG
                             HUNTINGTON VA FUNDS,
                           EDGEWOOD SERVICES, INC.,
                       HUNTINGTON ASSET ADVISORS, INC.
                                     and
                     TRANSAMERICA LIFE INSURANCE COMPANY

      Amendment No. 1 to the Participation Agreement ("Agreement") among Huntington VA Funds (the "Trust"); Transamerica Life Insurance Company (the "Company"); Edgewood Services, Inc. (the "Distributor"); and Huntington Asset Advisors, Inc. (the "Advisor") dated December 1, 2003.

      WHEREAS, the Company has registered or will register certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policies") under the Securities Act of 1933; and

      WHEREAS, Transamerica Financial Life Insurance Company ("TFLIC"), an affiliate of the Company, has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Variable Insurance Products") under the Securities Act of 1933;

      WHEREAS, TFLIC has, by resolution of its Board of Directors, duly organized and established the Separate Account VA QNY (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Variable Insurance Products and such variable annuity contract and variable life insurance policy will be partly funded by the Trust; and

      WHEREAS, TFLIC has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

      WHEREAS, to the extent permitted by applicable insurance law and regulation, TFLIC intends to purchase shares in one or more of the Funds of the Trust to fund its Variable Insurance Products on behalf of the Account, as specified in the amended and restated Schedule A; and

      WHEREAS, TFLIC will perform the services listed in Schedule C with respect to the Account and will be entitled to receive a fee from the Trust and/or the Advisor for such services as specified in such amended and restated Schedule C; and

      WHEREAS, each of the current parties is desirous of adding Transamerica Financial Life Insurance Company as a party to the Agreement, subject to the same terms and conditions as is the Company under such Agreement.

      NOW, THEREFORE, IT IS HEREBY AGREED that TFLIC will become a party to the Agreement and the defined term "Company" in the Agreement will refer individually and collectively to Transamerica Life Insurance Company and Transamerica Financial Life Insurance Company. It is also agreed that TFLIC, through its Separate Account VA QNY, will purchase and redeem shares issued by the Trust, subject to the terms and conditions of the Agreement. It is also agreed that Schedules A and C to the Agreement are hereby amended and restated to add the Separate Account VA QNY, to such Schedules A and C.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

HUNTINGTON VA FUNDS                 TRANSAMERICA LIFE INSURANCE COMPANY
By its authorized officer           By its authorized officer

By:  /s/ George M. Polatas          By:  /s/ John K. Carter
   ---------------------------         -----------------------------------
Name:  George M. Polatas            Name:  John K. Carter
Title:  Vice President              Title:  Assistant Secretary

EDGEWOOD SERVICES, INC.             TRANSAMERICA FINANCIAL LIFE
By its authorized officer           INSURANCE COMPANY
                                    By its authorized officer
By:  /s/ Charles L. Davis, Jr.
   ---------------------------------
Name:  Charles L. Davis, Jr.        By:  /s/ John K. Carter
                                       -----------------------------------
Title:  President                   Name:  John K. Carter
                                    Title:  Vice President
HUNTINGTON ASSET ADVISORS, INC.
By its authorized officer

By:  /s/ B. R. Bateman
   ---------------------------
Name:  B. R. Bateman
Title:  President
                    AMENDMENT NO. 1 TO AND RESTATEMENT OF
                                  SCHEDULE A


              SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS


 Name of Separate Account and   Name of Contract Funded by Separate
Date Established by the Board   Account and Policy Form Numbers of        Added
          of Trustees                     Contracts Funded

     Separate Account VA S      Flexible Premium Variable Annuity -   December 31,
       November 26, 2001                         D                        2003
                                Transamerica Life Insurance Company
                                     Form No. AV865 101 167 103

     Separate Account VA Q      Flexible Premium Variable Annuity -   December 31,
       November 26, 2001                         B                        2003
                                Transamerica Life Insurance Company
                                     Form No. AV864 101 165 103

    Separate Account VA QNY     Flexible Premium Variable Annuity -    May 1, 2004
        August 13, 1996                          E
                                    Transamerica Financial Life
                                         Insurance Company
                                    Form No. AV1024 101 179 1003

        Applicable Fund                        CUSIP                      Added
        ---------------                        -----                      -----
Huntington VA Income Equity     446771107                             December 31,
Fund                                                                      2003
Huntington VA Growth Fund       446771206                             December 31,
                                                                          2003
Huntington VA Dividend Capture  446771305                             December 31,
Fund                                                                      2003
Huntington VA Mid Corp America  446771503                             December 31,
Fund                                                                      2003
Huntington VA New Economy Fund  446771602                             December 31,
                                                                          2003
Huntington VA Rotating Markets  446771701                             December 31,
Fund                                                                      2003
Huntington VA Macro 100 Fund    446771875                              May 1, 2004
Huntington VA Mortgage          446771867                              May 1, 2004
Securities Fund
Huntington VA International     446771800                              May 1, 2004
Equity Fund
Huntington VA Situs Small Cap   446771883                              May 1, 2004
Fund


     IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2003, and further amended and restated as of May 1, 2004.

TRANSAMERICA LIFE INSURANCE COMPANY       EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By:  /s/ John K. Carter                   By:  /s/ Charles L. Davis. Jr.
   ---------------------------------         ---------------------------------
Its:  Assistant Secretary                 Its:  President


HUNTINGTON VA FUNDS                       HUNTINGTON ASSET ADVISORS, INC.
on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time:

By:  /s/ George M. Polatas                By:  /s/ B. R. Bateman
   ---------------------------------         ---------------------------
Its:  Vice President                      Its:  President

TRANSAMERICA FINANCIAL LIFE
INSURANCE COMPANY
On its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By:  /s/ John K . Carter
Its:  Vice President

                    AMENDMENT NO. 1 TO AND RESTATEMENT OF
                                  SCHEDULE C

                       Services Provided by the Company

      Pursuant to Article V of the Agreement, the Company shall perform all administrative and shareholder services with respect to the Contracts and plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner and each plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and plans. The Company will maintain accounts with each Fund on behalf of Contract owners and plans, and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners and plans.

2. Disbursing or crediting to contract owners and plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Preparing and transmitting to Contract owners and plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners and plans.

4. Providing communication support services including providing information about the Funds and answering questions concerning the Funds (including questions respecting Contract owners' interests in one or more Funds).

5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Contract owners and plans.

6. Generating written confirmations and quarterly statements to Contract owners and plan participants.

7. Distributing to Contract owners and plans, to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders, notices and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8. Transmitting purchase and redemption orders to the Trust on behalf of the Contract owners and plans.

9.   Providing teleservicing support in connection with the Trust.

10. Facilitating the tabulation of Contract owners' votes in the event of a meeting of Fund shareholders; providing information relating to the Contract and share balances under such Contracts to the Trust as may be reasonably requested.

11. Administering fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds.

12.  Providing other services as may be agreed upon from time to time.

      In consideration for the Company providing these services, the Trust and/or Advisor agree to pay the Company in an amount equal to the following annual fee based on the average daily net assets of the Funds held by the Account underlying the Contracts listed below, such amounts to be paid within 30 days of the end of each month.

      For purposes of computing the payment to the Company, the Company shall compute the average daily net assets of Shares held in the Accounts over a monthly period by totaling such Accounts' aggregate investment (Share net asset value multiplied by total number of Shares held by such Accounts) on each Business Day during the calendar month, and dividing by the total number of Business Days during such month. The payment to the Company shall be calculated by the Company and communicated to the Trust and Advisor at the end of each calendar month and will be paid to the Company within 30 days thereafter.

------------------------------------------------------------------------------
          Contract                     Annual Fee                Added
------------------------------------------------------------------------------

   Flexible Premium Variable Annuity - D  0.25%             December 31, 2003
   Transamerica Life Insurance Company
   Form No. AV865 101 167 103

   Flexible Premium Variable Annuity - B  0.25%             December 31, 2003
   Transamerica Life Insurance Company
   Form No. AV864 101 165 103

   Flexible Premium Variable Annuity - E  0.25%             May 1, 2004
   Transamerica Financial Life Insurance Company
   Form No. AV1024 101 179 1003


      IN WITNESS WHEREOF, each of the parties has caused this Schedule C to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2003, and further amended and restated as of May 1, 2004.

TRANSAMERICA LIFE INSURANCE COMPANY       EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By:  /s/ John K. Carter                   By:  /s/ Charles L. Davis. Jr.
   ---------------------------------         ---------------------------------
Its:  Assistant Secretary                 Its:  President


HUNTINGTON VA FUNDS                       HUNTINGTON ASSET ADVISORS, INC.
on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time:

By:  /s/ George M. Polatas                By:  /s/ B. R. Bateman
   ---------------------------------         ---------------------------
Its:  Vice President                      Its:  President


TRANSAMERICA FINANCIAL LIFE
INSURANCE COMPANY
On its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By:  /s/ John K . Carter
Its:  Vice President